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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 10, 1999



                             LXR Biotechnology Inc.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)



                      1-12968                           68-0282856
             (Commission File No.)           (IRS Employer Identification No.)


                    1401 Marina Way South, Richmond, CA 94804
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (510) 412-9100



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ITEM 5.   OTHER EVENTS.

On June 10, 1999, LXR Biotechnology Inc. announced that it would form a small development organization focused only on the preclinical and clinical advancement of its late stage projects, and eliminate operations unrelated to this focus. This is expected to reduce expenses and provide funding for continued operations. As a result of this new strategy, LXR will auction its research laboratory equipment no longer needed for the development of its later-stage products. LXR also plans to relocate its headquarters to a smaller office space in Richmond, California, as part of its efforts to conserve its cash resources. G. Kirk Raab, Chairman of the Board of Directors of LXR announced that Paul J. Hastings will step down as President & Chief Executive Officer on June 14, 1999, but will retain his seat on the Board of Directors. Mr. Hastings will continue in his role on the Board of Directors to help coordinate the development efforts led by outside collaborators, including the search for strategic alternatives for the company and its products. Mr. Raab will be acting president of the company for an interim period of time.


See the Company's press release attached hereto as Exhibit 99.1.

ITEM 7.   EXHIBITS.

Exhibit 99.1 Press Release, dated June 10, 1999, entitled "LXR Announces future plans for Company"




SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                  LXR BIOTECHNOLOGY INC.


Dated:  June 16, 1999                       By:   /s/ G. Kirk Raab
                                                  ------------------------------
                                                  G. Kirk Raab
                                                  Acting President



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                                INDEX TO EXHIBITS

Exhibit 99.1 Press Release, dated June 10, 1999, entitled "LXR Announces future plans for Company"



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